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                                                                   EXHIBIT 10.27

                                  AMENDMENT OF
                        HEART HOSPITAL OF NEW MEXICO, LLC
                                   AGREEMENTS


         The undersigned hereby agree to the following amendments to the Agreements listed below and to which they are parties:


                     AMENDMENT TO THE OPERATING AGREEMENT OF
                        HEART HOSPITAL OF NEW MEXICO, LLC

         1. Section 4.2(h) is hereby amended to delete the phrase "payable by Medicare or Medicaid".


                                AMENDMENT TO THE
                          MANAGEMENT SERVICES AGREEMENT

         2. Section 5.2 of the Management Services Agreement is hereby amended by deleting the period (.) after the word "paid" in the first sentence and adding the following: "; provided, however, that during any calendar year the incentive fee set forth in this Section 5.2 shall not exceed [***] ($[***])."

         3. The following new Section 5.8 is hereby added to the Management Services Agreement:

                  The parties acknowledge and agree that the compensation paid to the Manager under this Article V has been set in advance, is consistent with the fair market value in an arm's-length transaction for the management services, and has not been determined in any manner that takes into account the volume or value of any referrals or business otherwise generated among the parties to the Agreement.

         4. The following new Section 6.5 is hereby added to the Management Agreement:

                  6.5 Amendments and Modifications. The Parties acknowledge and agree that if the provisions set forth in this Agreement are terminated or the compensation provisions are modified, such termination or modification shall remain in effect for at least one year, except for the sole purpose of adopting modifications as required by law or recommended by counsel to further legal compliance.



[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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                       AMENDMENT TO THE OPTION TO PURCHASE

         5. Section 1 of the Option to Purchase shall be deleted and replaced with the following new Section 1:

                  1. GRANT OF OPTION. In consideration of their investment, directly or through an affiliate, in the Heart Hospital of New Mexico, LLC and their willingness to provide loan guarantees, directly or through an affiliate, for the financing, construction and equipping of the Heart Hospital of New Mexico, LLC, as well as other good and valuable consideration duly paid by Buyers, the receipt and sufficiency of which is hereby acknowledged, the Heart Hospital of New Mexico, LLC agrees to sell and convey the Property to Buyers, at any time before the expiration of five (5) years after the date hereof (the "date of expiration") for the price equal to the appraised fair market value of such Property payable in cash at closing of the sale, such appraiser to be agreed upon by the parties.

         Effective as of October 1, 1998.


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